EXHIBIT 10-18

The York Water Company
Amended and Restated
DEFERRED COMPENSATION PLAN
(Effective July 1, 2015)

RECITALS
THIS AMENDED AND RESTATED DEFERRED COMPENSATION PLAN (the “Plan”) is hereby adopted as of the 1st day of July, 2015, by The York Water Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (the “Plan Sponsor”).
WHEREAS, the Plan Sponsor has previously adopted and established a non-tax qualified plan of deferred compensation to provide additional retirement benefits for a select group of management and highly compensated employees; and
WHEREAS, effective as of July 1, 2015, the Plan Sponsor has amended and restated the Plan in its entirety and intends that the Plan shall at all times be administered and interpreted in such a manner as to constitute an unfunded nonqualified deferred compensation plan for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Plan is not intended to qualify for favorable tax treatment pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor section or statute. This Plan is intended to comply with the requirements of Section 409A of the Code and the Treasury Regulations (as defined below) or any other authoritative guidance issued under that section.
NOW, THEREFORE, the Plan Sponsor hereby adopts the following Amended and Restated Deferred Compensation Plan.
ARTICLE 1.
Definitions
For the purpose of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1 “Account or Accounts” shall mean a book account reflecting amounts credited to a Participant’s Separation From Service Account, Scheduled Withdrawal Account(s) and Plan Sponsor Contribution Account, as adjusted for deemed investment performance and all distributions or withdrawals made by the Participant or his or her Beneficiary. To the extent that it is considered necessary or appropriate, the Plan Administrator shall maintain separate sub-accounts for each source of contribution under the Plan or shall otherwise provide a means for determining that portion of an Account attributable to each contribution source.
1.2 “Affiliate” shall mean any business entity other than the Plan Sponsor that is a member of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which the Plan Sponsor is a member; all other trade or business (whether or not incorporated) under common control, within the meaning of Section 414(c) of the Code, with the Plan Sponsor; any service organization other than the Plan Sponsor that is a member of an Affiliated service group, within the meaning of Section 414(m) of the Code, of which the Plan Sponsor is a member; and any other organization that is required to be aggregated with the Plan Sponsor under Section 414(o) of the Code and whose Eligible Employees are authorized to participate in this Plan by the Plan Administrator.
1.3 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Salary that a Participant elects to defer under the Plan.
1.4 “Base Salary” shall mean the annual cash compensation relating to services performed during any Plan Year, (excluding bonuses, commissions, overtime, fringe benefits, incentive payments, SERP compensation, non-monetary awards, relocation expenses, retainers, directors fees and other fees, severance allowances, pay in lieu of vacations, insurance premiums paid by the Plan Sponsor, insurance benefits paid to the Participant or his or her Beneficiary, stock options and grants, and car allowances) paid to a Participant for services rendered to the Plan Sponsor or an Affiliate. Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Plan Sponsor or an Affiliate and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Sections 125, 402(e)(3), 402(h), or 403(b) of the Code pursuant to plans established by the Plan Sponsor; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amounts would have been payable in cash to the Participant.
1.5 “Beneficiary” shall mean one or more persons, trusts, estates or other entities that are entitled to receive benefits under this Plan upon the death of the Participant.
1.6 “Board” shall mean the Board of Directors of Plan Sponsor.
1.7 “Cause” shall mean any of the following acts or circumstances:
(a)	Willful destruction by the Participant of property of the Plan Sponsor or an Affiliate having a material value to the Plan Sponsor or such Affiliate;
(b)	fraud, embezzlement, theft, or comparable dishonest activity committed by the Participant (excluding acts involving a de minimis dollar value and not related to the Plan Sponsor or an Affiliate);
(c)
the Participant’s conviction of or entering a plea of guilty or nolo contendere to any crime constituting a felony or any misdemeanor involving fraud, dishonesty or moral turpitude (excluding acts involving a de minimis dollar value and not related to the Plan Sponsor or an Affiliate);

(d)
the Participant’s breach, neglect, refusal, or failure to materially discharge the Participant’s duties (other than due to physical or mental illness) commensurate with the Participant’s title and function or the Participant’s failure to comply with the lawful directions of the Board or a senior managing officer of the Plan Sponsor, or of the Board or a senior managing officer of an Affiliate that employs the Participant, in any such case that is not cured within fifteen (15) days after the Participant has received written notice thereof from such Board or senior managing officer;

(e)	any willful misconduct by the Participant which may cause substantial economic or reputation injury to the Plan Sponsor, including, but not limited to, sexual harassment, or;
(f)
a willful and knowing material misrepresentation to the Board or a senior managing officer of the Plan Sponsor or to the Board or a senior managing officer of an Affiliate that employs the Participant.

1.8 “Claimant” shall mean a person who believes that he or she is being denied a benefit to which he or she is entitled hereunder.
1.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the Treasury Regulations promulgated thereunder.
1.10 “Disability” shall mean a condition of the Participant whereby he or she either: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Plan Sponsor.  Items (i) and (ii) of this Section 1.10 are permitted provided they are in compliance with the requirements of Treasury Regulations Section 1.409A-3(g)(4).  A Participant will also be deemed disabled if determined to be totally disabled by the Social Security Administration or in accordance with a disability insurance program, provided that the definition of Disability applied under such disability insurance program complies with the requirements of Treasury Regulations Section 1.409A-3(g)(4).
1.11 “Effective Date” of the Plan as amended and restated herein is July 1, 2015.
1.12 “Election Form” shall mean the form or forms established from time to time by the Plan Administrator on which the Participant irrevocably elects, prior to the first Plan Year in which it is earned (except as provided under the special rule for newly Eligible Employees set forth in Section 2.3 below), his or her Annual Deferral Amount for the following Plan Year and each of the seven to ten Plan Years thereafter, and the Participant designates his or her Beneficiary, as required on that form and under the terms of the Plan.
1.13 “Eligible Employee” shall mean for any Plan Year (or applicable portion of a Plan Year), a person who is determined by the Plan Sponsor, or its designee, to be a member of a select group of management or highly compensated employees of the Plan Sponsor or an Affiliate, and who is designated by the Plan Sponsor, or its designee, to be an Eligible Employee under the Plan. If the Plan Sponsor determines that an individual first becomes an Eligible Employee during a Plan Year, the Plan Sponsor shall notify the individual of its determination and of the date during the Plan Year on which the individual shall first become an Eligible Employee.
1.14 “Enhanced Benefit” shall mean with respect to the Participants listed on Appendix A attached hereto, the Participant’s Vested Account balance, multiplied by the Enhancement Factor.
1.15 “Enhancement Factor” shall mean the factor listed on Appendix A by which the Vested Account balances for the Participants listed on Appendix A shall be multiplied.
1.16 “Entry Date” shall mean with respect to an Eligible Employee, the first day of the pay period following the date on which the Eligible Employee becomes a Participant.
1.17 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.
1.18 “FICA Amount” shall mean the Participant’s share of the tax imposed on a Participant’s Base Salary and Plan Sponsor Contributions, if any, under the Federal Insurance Contributions Act.
1.19 “Participant” shall mean (A) any Eligible Employee (i) who is selected to participate in this Plan, (ii) who elects to participate in this Plan by signing a Participation Agreement, (iii) who completes and signs certain Election Form(s) required by the Plan Administrator, and (iv) whose signed Election Form(s) are accepted by the Plan Administrator or (B) a former Eligible Employee who continues to be entitled to a benefit under this Plan. A spouse or former spouse of a Participant shall not be treated as a Participant in this Plan or have an Account balance under this Plan, even if he or she has an interest in the Participant’s benefits under this Plan as a result of applicable law or property settlements resulting from legal separation or marital dissolution or divorce.
1.20 “Participation Agreement” shall mean the document executed by the Eligible Employee and Plan Administrator whereby the Eligible Employee agrees to participate in the Plan.
1.21 “Permissible Payment Event” shall mean one or more of the following events upon which payment may be made to a Participant or his or her Beneficiary under the terms of the Plan: (i) the Participant’s Separation from Service, (ii) the Participant’s death, (iii) the Participant’s Disability, (iv) upon the occurrence of an Unforeseeable Emergency, or (v) a time or pursuant to a fixed schedule and/or retirement date specified under the Plan, within the meaning of Treasury Regulations Section 1.409A-3(a).
1.22 “Plan” shall mean The York Water Company Amended and Restated Deferred Compensation Plan, as set forth herein and amended from time to time.
1.23 “Plan Administrator” shall be the Board or its designee. A Participant in the Plan should not serve as a singular Plan Administrator. If a Participant is part of a group of Participants designated as a committee or Plan Administrator, then the Participant may not participate in any activity or decision relating solely to his or her individual benefits under the Plan; matters solely affecting the applicable Participant will be resolved by the remaining Plan Administrator members or by the Board.
1.24 “Plan Sponsor” shall mean The York Water Company, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania.
1.25 “Plan Sponsor Contribution” shall mean the amount contributed to a Participant’s Plan Sponsor Contribution Account pursuant to Sections 3.1 and 3.2.
1.26 “Plan Sponsor Contribution Account” shall mean: (i) the sum of the Participant’s Plan Sponsor Contribution amounts, plus (ii) amounts credited (net of amounts debited, which may result in an aggregate negative number) pursuant to Section 3.3.
1.27 “Plan Year” shall mean the twelve (12) month period beginning January 1 of each calendar year and continuing through December 31 of such calendar year.
1.28 “Scheduled Withdrawal Account” shall mean: (i) the sum of the Participant’s Annual Deferral Amount(s) plus (ii) the sum of the Participant’s Plan Sponsor Contribution Amount(s) plus (iii) amounts credited (net of amounts debited, which may result in an aggregate negative number pursuant to Section 3.3)[~~,~~] less (iv) all distributions made to, or withdrawals by, the Participant or his or her Beneficiary, and tax withholding amounts which may have been deducted from the Scheduled Withdrawal Account(s).
1.29 “Section 409A” shall mean Section 409A of the Code and the Treasury Regulations or other authoritative guidance issued under that section.
1.30 “Separation from Service” shall mean a Participant’s termination of active employment, whether voluntary or involuntary, other than by death, Disability, or leave of absence with the Plan Sponsor or Affiliate(s), within the meaning of Section 409A(a)(2)(A)(i) of the Code, and the Treasury Regulations thereto.
1.31 “Separation From Service Account” shall mean (i) the sum of the Participant Annual Deferral Amount(s) plus (ii) amounts credited (net of amounts debited, which may result in an aggregate negative number) pursuant to Section 3.3 less (iii) all distributions made to or withdrawals by the Participant or his or her Beneficiary that relate to the Participant’s Separation From Service Account, and tax withholdings amounts deducted (if any) from the Participants’ Separation From Service Account.
1.32 “Specified Employee” shall mean a key employee (as defined by Section 416(i) of the Code without regard to paragraph (5) thereof), and as further defined in Treasury Regulations Section 1.409A-(1)(i),) of the Plan Sponsor the stock of which is publicly traded on an established securities market or otherwise within the meaning of Section 409A(2)(B)(i). Notwithstanding other provisions of this Plan to the contrary, distributions by the Plan Sponsor to Specified Employees (if any) may not be made before the date which is six (6) months after the date of Separation from Service (or, if earlier, the date of death of the Specified Employee) within the meaning of Treasury Regulations Section 1.409A-3(g)(2). If payments to a Specified Employee are to be made in installments each installment payment to which a Specified Employee is entitled upon a Separation from Service will be delayed by six (6) months. A Participant meeting the definition of Specified Employee on December 31 or during a 12 month period ending December 31 will be treated as a Specified Employee for the 12 month period commencing the following April 1.
1.33  “Treasury Regulations” shall mean regulations promulgated by the Internal Revenue Service for the U.S. Department of the Treasury, either proposed, or permanent, and as may be amended from time to time.
1.34 “Trust” shall mean one or more grantor trusts, of which the Plan Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, subtitle A of the Code, to pay benefits under this Plan, that may be established in accordance with the terms of the Plan.
1.35 “Unforeseeable Emergency” shall mean a severe financial hardship of the Participant or Beneficiary resulting from an illness or accident of the Participant or Beneficiary, the Participant or Beneficiary’s spouse, or the Participant or Beneficiary’s dependent(s) (as defined in Section 152(a)) of the Code or loss of the Participant or Beneficiary’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Beneficiary within the meaning of Section 409A.
1.36 “Vested Account” shall mean a Participant’s Separation from Service Account balance plus Plan Sponsor Contribution Account balance plus other amounts vested in accordance with Section 4.1 below.
ARTICLE 2.
Selection, Enrollment, Eligibility
2.1 Selection by Plan Sponsor. Participation in this Plan shall be limited to a select group of management or highly compensated employees of the Plan Sponsor, as determined by the Plan Sponsor in its sole and absolute discretion. The initial group of Eligible Employees shall become Participants on the Effective Date of the Plan. Any individual selected by the Plan Administrator as an Eligible Employee after the Effective Date, shall become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee, provided that the Eligible Employee meets the enrollment requirements set forth in Section 2.3 below.
2.2 Re-Employment.  If a Participant who incurs a Separation from Service with the Plan Sponsor or an Affiliate is subsequently re-employed, he or she may, at the sole and absolute discretion of the Plan Administrator, become a Participant in accordance with the provisions of above Section 2.1.
2.3 Enrollment Requirements. As a condition to participation in this Plan, each selected Eligible Employee shall complete, execute, and return to the Plan Administrator a Participation Agreement and Election Form within the time specified by the Plan Administrator, but in no event later than thirty (30) days following the date that an Eligible Employee is first selected by the Plan Sponsor to participate in the Plan in accordance with Section 2.1 above; provided, however, that any Base Salary deferral election shall be effective only with regard to Base Salary earned following submission of the Participation Agreement and Election Form to the Plan Administrator.  In addition, the Plan Administrator shall establish such other enrollment requirements as it determines necessary or advisable. All elections to defer Base Salary with respect to a Plan Year shall be irrevocable, except as permitted under Section 5.8 below (Unforeseeable Emergency).
2.4 Plan Aggregation Rules.  This Plan shall constitute an “account balance plan” as defined in Treasury Regulations Section 31.3121(v)(2)-1(c)(1)(ii)(A).  For purposes of Section 409A, all amounts deferred by or on behalf of a Participant under this Plan shall be aggregated with deferred amounts under other “account balance plans” currently maintained or adopted in the future by the Plan Sponsor, and all amounts shall be treated as deferred under the rules governing a single plan.
2.5 Termination of Participation. If the Plan Administrator determines that a Participant who has not experienced a Separation from Service no longer qualifies as a member of a select group of management or highly compensated employees or that such a Participant’s participation in the Plan could jeopardize the status of this Plan as “unfunded” and “maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees,” the Plan Administrator shall have the right to terminate any deferral election the Participant has made for any Plan Year following the Plan Year in which the Participant is determined by the Plan Administrator to no longer qualify as a member of a select group of management or highly compensated employees but only to the extent such termination complies with the requirements of Section 409A, and/or to prevent the Participant from making future deferral elections and receiving Plan Sponsor Contribution Amounts under the Plan.
ARTICLE 3.
Contributions and Credits
3.1 Plan Sponsor Discretionary Contributions. The Plan Sponsor may make discretionary contributions to the Participant’s Plan Sponsor Contribution Account as it may determine from time to time and may direct that such contributions be allocated to those Participants that it may select. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero. No Participant shall have a right to compel the Plan Sponsor to make a Plan Sponsor discretionary contribution under this Article and no Participant shall have the right to share in any such contribution for any Plan Year unless selected by the Plan Sponsor, in its sole and absolute discretion.
3.2 Plan Sponsor Non-Discretionary Contributions The Plan Sponsor shall make a non-discretionary contribution/match equal to 2.5% of the Participant’s base salary, Section 1.4, as of the Participant’s date of initial eligibility for each year the Participant contributes to the Plan, not to exceed eleven (11) years.
3.3 Account Earnings.  From time to time, as appropriate, the Plan Sponsor will also credit the Participant’s Plan Sponsor Contribution Account and the Participant’s Separation from Service Account with interest on the existing credit balance at a rate determined at the sole discretion of the Plan Sponsor, said rate to EQUAL THE DECEMBER 31 RATE OF MOODY’S AAA CORPORATE BOND YIELD FORECAST for the first Plan Year and for all subsequent periods unless changed by the Plan Sponsor.  No interest shall be credited to any Participant’s account(s) after a Separation from Service.
ARTICLE 4.
Vesting and Taxes
4.1 Vesting of Benefits.
(a)	A Participant shall be 100% vested in his or her Separation from Service Account, Section 1.31, at all times.
(b)	A Participant shall be 100% vested in Plan Sponsor Contribution Account, Section 1.26, after ten (10) complete years of plan participation.
(c)	A Participant shall be 100% vested in the Permissible Payment Event Calculation, Section 5.15(b), after fifteen (15) complete years of plan participation.
(d)	Notwithstanding Section 4.1, (b), (c), a Participant shall be 100% vested in all accounts (including gross up as set forth in Section 5.15 below) when the Participant attains the age of 60.
(e)	A Participant shall be 100% vested in the Enhanced Benefit, Section 1.14 and the Enhancement Factor, Section 1.15 when the Participant attains the age of 60.
(f)
In the event the Participant’s employment is terminated for Cause, no benefits of any kind will be due or payable under the terms of this Plan from amounts credited to a Participant’s Plan Sponsor Contribution Account nor shall the Permissible Payment Event Calculation be engaged to determine any Participant benefit and all rights of the Participant, his or her designated Beneficiary, executors, or administrators, or any other person, to receive payments thereof shall be forfeited.  This Section 4.1(f) shall apply to a Participant’s Plan Sponsor Contribution Account and Permissible Payment Event Calculation whether or not such amounts or calculations are vested pursuant to Section 4.1 (b), (c), (d), (e).

4.2 FICA, Withholding and Other Taxes.
(a)
Pre-Distribution Tax Withholdings. The Plan Sponsor, or trustee of the Trust, shall withhold the FICA amount and other employment taxes from the Participant’s Base Salary in a manner determined in the sole discretion of the Plan Sponsor as a Participant becomes vested in his or her accounts and calculation pursuant to Section 4.1 (a), (b), (c), (d) and (e), as applicable.

(b)
Distributions. The Plan Sponsor, or trustee of the Trust, shall withhold from any payments made to a Participant or Beneficiary under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Plan Sponsor that complies with applicable tax withholding requirements.

ARTICLE 5.
Permissible Payment Events, Changes in Time and Form of Payments, Method of Payments
5.1 Payment Following Death While Actively Employed.  In the event of the Participant’s death while actively employed, and provided that the Plan Sponsor is first provided a valid death certificate, the Participant’s Beneficiary shall be paid the higher of (a) $150,000 or (b) the Participant’s Vested Account balance (including gross up as set forth in Section 5.15 and enhancement as set forth in Section 5.16 below) with payment being made in a single lump sum within ninety (90) days following the date of death of the Participant (without regard to whether the Participant was a Specified Employee) to the Participant’s Beneficiary.
5.2 Payment Following a Separation From Service with Less Than Ten Complete Years in the Plan.  If a Participant Separates from Service prior to attaining ten (10) complete years in the Plan, the Participant’s Separation from Service Account balance in accordance with Section 4.1(a), (b) shall be paid in a lump sum within ninety (90) days following the Participant’s Separation from Service.  Notwithstanding the above, if the Participant is a Specified Employee, Section 1.32, such payment shall instead be made or commence six (6) months after the Participant’s Separation from Service.
5.3 Payment Following a Separation From Service with Ten Complete Years in the Plan, but Less Than Fifteen Complete Years in the Plan and Less Than Sixty Years of Age.  A Participant shall be paid his or her Scheduled Withdrawal Account balance in accordance with Section 4.1 with payments being made or commencing within ninety (90) days following the Participant’s Separation from Service and the attainment of age sixty (60). Notwithstanding the above, if the Participant is a Specified Employee, Section 1.32, such payment shall instead be made or commence six (6) months after the Participant’s Separation from Service.
5.4 Payment Following a Separation From Service with Fifteen or More Complete Years in the Plan and Less Than Sixty Years of Age.  A Participant shall be paid his or her Scheduled Withdrawal Account balance in accordance with Section 4.1 with payments being made or commencing within ninety (90) days following the Participant’s Separation from Service and the attainment of age sixty (60).  Notwithstanding the above, if the Participant is a Specified Employee, Section 1.32, such payment shall instead be made or commence six (6) months after the Participant’s Separation from Service.

5.5 Payment Following a Separation From Service at Age Sixty or More.  A Participant shall be paid his or her Vested Account balance in accordance with Section 4.1 with payments being made or commencing within ninety (90) days following the Participant’s Separation from Service at age sixty (60) or more.  Notwithstanding the above, if the Participant is a Specified Employee, Section 1.32, such payment shall instead be made or commence six (6) months after the Participant’s Separation from Service.
5.6 Payment Following Disability. In the event of a Participant’s Disability, the Participant shall be paid his or her Vested Account balance with payment or payments being made or commencing within ninety (90) days following the determination of a Participant’s Disability.  Amounts shall be distributed according to the form of payment set forth in Section 5.9(b) below.
5.7 Payment Following Death After Receiving Payments. In the event of the Participant’s death after he or she begins receiving payments pursuant to the terms of the Plan, and provided that the Plan Sponsor is first provided a valid death certificate, the Participant’s designated Beneficiary shall be paid the Participant’s remaining Vested Account balance in a single lump sum within ninety (90) days following the date of death of the Participant (without regard to whether the Participant was treated as a Specified Employee).
5.8 Payment in the Event of an Unforeseeable Emergency. If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Plan Administrator for payment of an amount that shall not exceed the lesser of: (i) the Participant’s vested Account(s), or (ii) the amount reasonably needed to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the payment. A Participant may not receive such a payment to the extent that the Unforeseeable Emergency is or may be relieved: (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. If the Plan Administrator approves a Participant’s petition for a payment then the Participant shall receive said payment, in lump sum,  as soon as administratively feasible after such approval.
5.9 Method of Payments.
(a)	Cash. All distributions under the Plan made under the Plan shall be made in cash.
(b)
Form of Payment. Upon the occurrence of a Permissible Payment Event, the Account(s) shall be calculated as of the date of said event. Installment payments made after the first payment shall be paid on or about the applicable modal anniversary of the first payment date until all required installments have been paid.  Except as otherwise stated in Sections 5.1 and 5.2 above, which provide for lump sum payments, the amount of each payment shall be determined in accordance with Section 5.15 below. Lump sum payment may not be elected by the Participant.

(c)
Lump Sum Payment of Minimum Account Balances. Notwithstanding anything else contained herein to the contrary, if the Vested Account balance for a Participant at the due date of the first installment is ten thousand dollars ($10,000.00) or less, payment of the Account(s) shall be made instead in a lump sum on the due date of the first installment, and no installment payments shall be available.

5.10 No Accelerations. Notwithstanding anything in this Plan to the contrary, no change submitted on a Participant Election Form shall be accepted by the Plan Sponsor.  The Plan Sponsor may, however, accelerate certain distributions under the Plan to the extent permitted under Section 409A as follows:
(a)	Conflicts of Interest. The Plan will permit such acceleration of the time or schedule of payment under the Plan as may be necessary to comply with a certificate of divesture.
(b)
De Minimis and Specified Amounts. The Plan will permit the acceleration of the time or schedule of payment to a Participant, provided that (i) the payment accompanies the termination in the entirety of the Participant’s interest in the Plan; (ii) the payment is made on or before the later of: (A) December 31 of the Plan Year in which occurs the Participant’s Separation from Service from the Plan Sponsor, or (B) the date is 2 ½ months after the Participant’s Separation from Service from the Plan Sponsor; and (iii) the payment is not greater than $10,000.

(c)
Payment of Employment Taxes. The Plan will permit the acceleration of the time or schedule of a payment to pay the FICA Amount. Additionally, the Plan will permit the acceleration of the time or schedule of a payment to pay the income tax on wages imposed as a result of the payment of the FICA amount, and to pay the additional income tax on wages attributable to the pyramiding wages and taxes. However, the total payment under this acceleration provision will not exceed the aggregate of the FICA Amount, and the income tax withholding related to such FICA Amount in accordance with the requirement of Treasury Regulations Section 1.409A-3(j)(4)(vi).

(d)
Payment upon Income Inclusion under Section 409A.  The Plan will permit the acceleration of the time or schedule of a payment to a Participant at any time the Plan fails to meet the requirements of Section 409A.  Such Payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Section 409A.

5.11 Unsecured General Creditor Status of Participant.
(a)
Payment to the Participant or any Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be part of the general, unrestricted assets of the Plan Sponsor and no person shall have any interest in any such asset by virtue of any provision of this Plan. The Plan Sponsor’s obligation hereunder shall be an unfunded and unsecured promise to pay money in the future.  To the extent that any person acquires a right to receive payments from the Plan Sponsor under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Plan Sponsor and no such person shall have or acquire any legal or equitable right, interest or claim in or to any property or assets of the Plan Sponsor.

(b)
In the event that the Plan Sponsor purchases an insurance policy or policies insuring the life of a Participant or employee, to allow the Plan Sponsor to recover or meet the cost of providing benefits, in whole or in part, hereunder, no Participant or Beneficiary shall have any rights whatsoever in said policy or the proceeds there from. The Plan Sponsor, or Trustee, shall be the primary owner and beneficiary of any such insurance policy or property and shall possess and may exercise all incidents of ownership therein.

(c)
In the event that the Plan Sponsor purchases an insurance policy or policies on the life of a Participant as provided for above, then all of such policies shall be subject to the claims of the creditors of the Plan Sponsor.

(d)
If the Plan Sponsor chooses to obtain insurance on the life of a Participant in connection with its obligations under this Plan, the Participant hereby agrees to take such physical examinations and to truthfully and completely supply such information as may be required by the Plan Sponsor or the insurance company designated by the Plan Sponsor.

5.12 Facility of Payment.  If a distribution is to be made to a minor, or to a person who is otherwise incompetent, then the Plan Administrator may make such distribution: (i) to the legal guardian, or if none, to a parent of a minor payee with whom the payee maintains his or her residence, or (ii) to the conservator or administrator or, if none, to the person having custody of an incompetent payee. Any such distribution shall fully discharge the Plan Sponsor and the Plan Administrator from further liability on account thereof.
5.13 Excise Tax Limitation:  In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code) to the Participant or for the Participant’s benefit paid or payable or distributed or distributable (including, but not limited to, the acceleration of the time for the vesting or payment of such benefit or payment) pursuant to the terms of this Plan or otherwise in connection with, or arising out of, the Participant’s employment with the Plan Sponsor or any of its Affiliates or a Change of Control within the meaning of Section 280G of the Code (a “Payment” or “Payments”), would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Payments shall be reduced (but not below zero) but only to the extent necessary that no portion thereof shall be subject to the Excise Tax (the “Section 4999 Limit”).  The Payments shall be reduced on a nondiscretionary basis in such a way as to minimize the reduction in the economic value deliverable to the Participant.  Where more than one payment has the same value for this purpose and they are payable at different times they will be reduced on a pro rata basis.
5.14 Delay in Payment by Plan Sponsor.  In the case of payments by the Plan Sponsor to a Participant or Participant’s Beneficiary, the deduction for which would be limited or eliminated by the application of Section 162(m) of the Code, payments that would otherwise violate securities laws, or payments that would violate loan covenants or other contractual terms to which the Participant is a party, and where such a violation would result in material harm to the Plan Sponsor, said payments may be delayed.  In the case of deduction limitations imposed by Section 162(m) of the Code, payment will be deferred until the earlier of (i) a date in the first year in which the Plan Sponsor reasonably anticipates that a payment of such amount would not result in a limitation under 162(m) or (ii) the year in which the Participant Separates from Service.  Payments delayed for other permissible reasons must be made in the first calendar year in which the Plan Sponsor reasonably anticipates that the payment would not violate the loan contractual terms, the violation would not result in material harm to the Plan Sponsor, or the payment would not result in a violation of Federal securities law or other applicable laws.
5.15 Permissible Payment Event Calculation.
(a) The Plan Sponsor agrees that in determining the benefits payable under Section 5.3, above, that the amount of each monthly payment actually made to the Participant or his or her Beneficiary will be determined by dividing his or her Scheduled Withdrawal Account balance prior to the first payment by 120.
Example Without Tax Savings:

Scheduled Withdrawal Account Value at age 60 = $100,000.00. (Participant Separated from Service Prior to vesting of Tax Saving Multiplier)

Step 1: Actual Benefit to be paid each year: $100,000/10 years = $10,000

Step 2: Actual Benefit to be paid each month: $100,000/120 = $833.34

(b) The Plan Sponsor agrees that in determining the benefits payable under Sections 5.4 above, that the amount of each monthly payment actually made to the Participant or his or her Beneficiary will be determined by dividing his or her Scheduled Withdrawal Account balance prior to the first payment by 120 and then increasing the amount by the amount of federal and state income tax saved by the Plan Sponsor (if any) when making each payment.  The savings will be calculated based on the marginal federal and state income tax bracket for the Plan Sponsor at the time of separation from service.
Example With Tax Savings without Enhancement Factor:

Scheduled Withdrawal Account Value at age 60 = $100,000.00.  Corporate Marginal Tax Rate is 0.4059. Participant Separated from Service Prior to age 60.
Step 1:	Determine Tax Savings Multiplier (1 minus Tax Bracket %, or 1-.4059 = .5941)
Step 2:	Calculate Actual Benefit To Be Paid (Divide Account Value by the Tax Savings Multiplier, or $100,000 divided by .5941 = $168,321.84)
Step 3:	Actual Benefit to be paid each year: $168,321.84/10 years =$16,832.18
Step 4:	Actual Benefit to be paid each month: $168,321.84/120 = $1,402.68
(c) The Plan Sponsor agrees that in determining the benefits payable under Sections 5.1, 5.5 and 5.6 above, that the amount of each monthly payment actually made to the Participant or his or her Beneficiary will be determined by dividing his or her Scheduled Withdrawal Account balance  prior to the first payment by 120 and then increasing the amount by the amount of federal and state income tax saved by the Plan Sponsor (if any) when making each payment, then increasing the grossed up amount to the Enhanced Benefit described in Section 5.16 below.  The tax savings will be calculated based on the marginal federal and state income tax bracket for the Plan Sponsor.
Example With Tax Savings and Enhancement Factor:

Scheduled Withdrawal Account Value at age 65 = $100,000.00.  Corporate Marginal Tax Rate is 0.4059. Monthly Enhancement Factor .0115.
Step 1:	Determine Tax Savings Multiplier (1 minus Tax Bracket %, or 1-.4059 = .5941)
Step 2:	Calculate Grossed Up Benefit (Divide Account Value by the Tax Savings Multiplier, or $100,000 divided by .5941 = $168,321.84)
Step 3:	Calculate Enhanced Benefit to be paid each year (Grossed Up Benefit multiplied by Annual Enhancement Factor or $168,321.84 multiplied by .138 (.0115 times 12) = $23,228.41
Step 4:	Calculate Enhanced Benefit to be paid each month : $23,228.41 divided by 12 months = $1,935.70
5.16 Enhanced Benefit.  Notwithstanding anything to the contrary in this Section 5, Participants listed on Appendix A shall be entitled to the Enhanced Benefit, which shall be payable at the time and in the forms indicated in Sections 5.1, 5.5 and 5.6, and Section 5.15, as applicable.
ARTICLE 6.
Beneficiary Designation
6.1 Designation of Beneficiaries.
(a)
Each Participant may designate any person or persons (who may be named contingently or successively) to receive any benefits payable under the Plan upon the Participant’s death, and the designation may be changed from time to time by the Participant by filing a new designation. Each designation will revoke all prior designations by the same Participant, shall be in the form prescribed by the Plan Administrator, and shall be effective only when filed in writing with the Plan Administrator during the Participant’s lifetime.

(b)
In the absence of a valid Beneficiary designation, or if, at the time any benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Plan Sponsor shall pay the benefit payment to the Participant’s spouse, if then living, and if the spouse is not then living to the Participant’s then living descendants, if any, per stirpes, and if there are no living descendants, to the Participant’s estate. In determining the existence or identity of anyone entitled to a benefit payment, the Plan Sponsor may rely conclusively upon information supplied by the Participant’s personal representative, executor or administrator.

(c)
If a question arises as to the existence or identity of anyone entitled to receive a death benefit payment under the Plan, or if a dispute arises with respect to any death benefit payment under the Plan, the Plan Sponsor may distribute the payment to the Participant’s estate without liability for any tax or other consequences, or may take any other action which the Plan Sponsor deems to be appropriate.

6.2 Information to be Furnished by Participants and Beneficiaries; Inability to Locate Participants or Beneficiaries. Any communication, statement or notice addressed to a Participant or to a Beneficiary at his or her last post office address as shown on the Plan Sponsor’s records shall be binding on the Participant or Beneficiary for all purposes of this Plan. The Plan Sponsor shall not be obligated to search for any Participant or Beneficiary beyond the sending of a registered letter to the last known address.
ARTICLE 7.
Termination, Amendment or Modification
7.1 Plan Termination.  The Plan Sponsor reserves the right to terminate the Plan in accordance with one of the following, subject to the restrictions imposed by Section 409A:
(a)
Corporate Dissolution or Bankruptcy. Distributions will be made if the Plan is terminated within twelve (12) months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Participant’s gross income in the latest of:

(i)	The calendar year in which the Plan termination occurs;
(ii)	The calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or
(iii)	The first calendar year in which the payment is administratively practicable.
(b)	Discretionary Termination. The Plan Sponsor may also terminate the Plan and make distributions provided that:
(i)	All plans sponsored by the Plan Sponsor that would be aggregated with any terminated arrangements under Treasury Regulations Section 1.409A-1(c) are terminated;
(ii)	No payments other than payments that would be payable under the terms of the Plan if the termination had not occurred are made within twelve (12) months of the Plan termination;
(iii)	All payments are made within twenty-four (24) months of the Plan termination;
(iv)	Termination of the Plan does not occur proximate to a downturn in the financial health of the Plan Sponsor; and
(v)
The Plan Sponsor does not adopt a new plan that would be aggregated with any terminated plan if the same Participant participated in both arrangements, at any time within three (3) years following the date of termination of the Plan.

The Plan Sponsor also reserves the right to suspend the operation of the Plan for a fixed or indeterminate period of time.
(c)	[Change in Control. The Plan Sponsor may also terminate the Plan and make distributions provided that:
(i)	All plans sponsored by the Plan Sponsor that would be aggregated with any terminated arrangements under Treasury Regulations Section 1.409A-1(c) are liquidated and terminated;
(ii)
The Plan is terminated within thirty (30) days preceding or twelve (12) months following a change in control that constitutes a “change in control event” within the meaning of such term under Treasury Regulations Section 1.409A-3(i)(5); and

(iii)
Participants receive all amounts of deferred compensation from the plans identified in Section 7.1(c)(i) above within twelve (12) months of the date the Plan Sponsor takes all steps to terminate and liquidate the plans identified in Section 7.1(c)(i) above.]

7.2 Amendment.  The Plan Sponsor may, at any time, amend or modify this Plan in whole or in part; provided, however, that, except to the extent necessary to bring the Plan into compliance with Section 409A: (i) no amendment or modification shall be effective to decrease the value or vested percentage of a Participant’s Account(s), in existence at the time an amendment or modification is made, and (ii) no amendment or modification shall materially and adversely affect the Participant’s rights to be credited with additional amounts on such Account(s), or otherwise materially and adversely affect the Participant’s rights with respect to such Account(s). The amendment or modification of this Plan shall have no effect on any Participant or Beneficiary who has become entitled to the payment of benefits under this Plan as of the date of the amendment or modification.
ARTICLE 8.
Administration
8.1 Plan Administrator Duties.  The Plan Administrator shall be responsible for the management, operation and administration of the Plan. The Plan Administrator shall act at meetings by affirmative vote of a majority of its members. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a unanimous written consent to the action is signed by all members and such written consent is filed with the minutes of the proceedings of the Plan Administrator. A member shall not vote or act upon any matter which relates solely to himself or herself as a Participant. The Chair or any other member or members of the Plan Administrator designated by the Chair may execute any certificate or other written direction on behalf of the Plan Administrator. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant or the Plan Sponsor. No provision of this Plan shall be construed as imposing on the Plan Administrator any fiduciary duty under ERISA or other law, or any duty similar to any fiduciary duty under ERISA or other law.
8.2 Plan Administrator Authority.  The Plan Administrator shall enforce this Plan in accordance with its terms, shall be charged with the general administration of this Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:
(a)	To construe and interpret the terms and provisions of this Plan;
(b)
To compute and certify the amount and kind of benefits payable to Participants and their Beneficiaries; to determine the time and manner in which such benefits are paid; and to determine the amount of any withholding taxes to be deducted;

(c)	To maintain all records that may be necessary for the administration of this Plan;
(d)	To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by law;
(e)	To make and publish such rules for the regulation of this Plan and procedures for the administration of this Plan as are not inconsistent with the terms hereof;
(f)	To administer this Plan’s claims procedures;
(g)	To approve election forms and procedures for use under this Plan; and
(h)
To appoint a plan record keeper or any other agent, and to delegate to them such powers and duties in connection with the administration of this Plan as the Plan Administrator may from time to time prescribe.

8.3 Binding Effect of Decision. The decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Plan.
8.4 Compensation, Expenses and Indemnity. The Plan Administrator shall serve without compensation for services rendered hereunder. The Plan Administrator is authorized at the expense of the Plan Sponsor to employ such legal counsel and/or Plan record keeper as it may deem advisable to assist in the performance of its duties hereunder. Expense and fees in connection with the administration of this Plan shall be paid by the Plan Sponsor.
8.5 Plan Sponsor Information. To enable the Plan Administrator to perform its functions, the Plan Sponsor shall supply full and timely information to the Plan Administrator, on all matters relating to the Base Salary of its Participants, the date and circumstances of the Disability, death, or Separation from Service of its employees who are Participants, and such other pertinent information as the Plan Administrator may reasonably require.
8.6 Periodic Statements. Under procedures established by the Plan Administrator, a Participant shall be provided a statement of account on an annual basis (or more frequently as the Plan Administrator shall determine) with respect to such Participant’s Accounts.
ARTICLE 9.
Claims Procedures
9.1 Claims Procedure. This Article is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified in Section 2560.503-1 of the Department of Labor Regulations. If any provision of this Article conflicts with the requirements of those regulations, the requirements of those regulations will prevail.
(a)
Claim. A Participant or Beneficiary (hereinafter referred to as a “Claimant”) who believes he or she is entitled to any Plan benefit under this Plan may file a claim with the Plan Administrator. The Plan Administrator shall review the claim itself or appoint an individual or entity to review the claim.

(b)
Claim Decision. The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied (forty-five (45) days in the case of a claim involving Disability benefits), unless, for claims not involving Disability benefits, the Claimant receives written notice from the Plan Administrator or appointee of the Plan Administrator prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision. Such extension is not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.  In the case of a claim involving Disability benefits, the Plan Administrator will notify the Claimant within the initial forty-five (45) day period that the Plan Administrator needs up to an additional thirty (30) days to review the Claimant’s claim.  If the Plan Administrator determines that the additional thirty (30) day period is not sufficient and that additional time is necessary to review the Claimant’s claim for Disability benefits, the Plan Administrator may notify the Claimant of an additional thirty (30) day extension.  If the Plan Administrator denies the claim, it must provide to the Claimant, in writing or by electronic communication:

(i)	The specific reasons for such denial;
(ii)	Specific reference to pertinent provisions of this Plan on which such denial is based;
(iii)	A description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary;
(iv)
In the case of any claim involving Disability benefits, a copy of any internal rule, guideline, protocol, or other similar criterion relied upon in making the initial determination or a statement that such a rule, guideline, protocol, or other criterion was relied upon in making the determination and that a copy of such rule will be provided to the Claimant free of charge at the Claimant’s request; and

(v)
A description of the Plan’s appeal procedures and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a civil action under Section 502(a) of ERISA following a denial of the appeal of the denial of the benefits claim.

(c)
Review Procedures.  A request for review of a denied claim must be made in writing to the Plan Administrator within sixty (60) days after receiving notice of denial (one hundred eighty (180) days in the case of a claim involving Disability benefits). The decision upon review will be made within sixty (60) days after the Plan Administrator’s receipt of a request for review (forty-five (45) days in the case of a claim involving Disability benefits), unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review (ninety (90) days in the case of a claim for Disability benefits). A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period (the initial forty-five (45) day period in the case of a claim for Disability benefits) and must explain the special circumstances and provide an expected date of decision.  The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Plan Administrator. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the benefit determination.  Upon completion of its review of an adverse initial claim determination, the Plan Administrator will give the Claimant, in writing or by electronic notification, a notice containing:

(i)	its decision;
(ii)	the specific reasons for the decision;
(iii)	the relevant Plan provisions on which its decision is based;
(iv)
a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan’s files which is relevant to the Claimant’s claim for benefit;

(v)	a statement describing the Claimant’s right to bring an action for judicial review under Section 502(a) of ERISA; and
(vi)
In the case of any claim involving Disability benefits, a copy of any internal rule, guideline, protocol, or other similar criterion that was relied upon in making the adverse determination on review or a statement that a copy of the rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review and that a copy of such rule, guideline, protocol, or similar criterion will be provided without charge to the Claimant upon request.

Unless a Claimant voluntarily avails himself or herself of the procedures set forth in Section 9.2 below, all interpretations, determinations and decisions of the Plan Administrator in respect of any claim shall be made in its sole discretion based on the applicable Plan documents and shall be final, conclusive and binding on all parties.
(d)
Calculation of Time Periods. For purposes of the time periods specified in this Article, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant’s failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

(e)
Failure of Plan to Follow Procedures. If the Plan fails to follow the claims procedure required by this Article, a Claimant shall be entitled to pursue any available remedy under Section 502(a) of ERISA on the basis that the Plan has failed to provide reasonable claims procedure that would yield a decision on the merits of the claim.

(f)
Failure of Claimant to Follow Procedures. A Claimant’s compliance with the foregoing provisions of this Article is a mandatory prerequisite to the Claimant’s right to commence any legal action with respect to any claim for benefits under the Plan.

9.2 Arbitration of Claims.  Instead of pursuing his or her claim in court, a Participant may voluntarily agree that all claims or controversies arising out of or in connection with this Plan shall, subject to the initial review provided for in the foregoing provisions of this Article, be resolved through arbitration as provided in this Article. Except as otherwise provided or by mutual agreement of the parties, any arbitration shall be administered under and by the Judicial Arbitration & Mediation Services, Inc. (“JAMS”), in accordance with the JAMS procedure then in effect. The arbitration shall be held in the JAMS office nearest to where the Claimant is or was last employed by the Plan Sponsor or at a mutually agreeable location. The prevailing party in the arbitration shall have the right to recover its reasonable attorney’s fees, disbursements and costs of the arbitration (including enforcement of the arbitration decision), subject to any contrary determination by the arbitrator.  If the Claimant voluntarily avails himself or herself of the procedures set forth in this Section 9.2, all determinations of the arbitrators in respect of any claim shall be final, conclusive and binding on all parties.
ARTICLE 10.
The Trust
10.1 Establishment of Trust.  The Plan Sponsor may establish a Trust. If the Plan Sponsor establishes a Trust, all benefits payable under this Plan to a Participant shall be paid directly by the Plan Sponsor from the Trust. To the extent such benefits are not paid from the Trust, the benefits shall be paid from the general assets of the Plan Sponsor.  The Trust, if any, shall be an irrevocable grantor trust which conforms to the terms of the model trust as described in IRS Revenue Procedure 92-64, I.R.B. 1992-33.  If the Plan Sponsor establishes a Trust, the assets of the Trust will be subject to the claims of the Plan Sponsor’s creditors in the event of its insolvency. Except as may otherwise be provided under the Trust, the Plan Sponsor shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and/or his or her designated Beneficiaries shall not have any property interest in any specific assets of the Plan Sponsor other than the unsecured right to receive payments from the Plan Sponsor, as provided in this Plan.
10.2 Interrelationship of the Plan and the Trust.  The provisions of the Plan shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust (if established) shall govern the rights of the Participant and the creditors of the Plan Sponsor to the assets transferred to the Trust. Each shall at all times remain liable to carry out its obligations under the Plan.  The Plan Sponsor’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust.
10.3 Contribution to the Trust.  Amounts may be contributed by the Plan Sponsor to the Trust at the sole discretion of the Plan Sponsor.
ARTICLE 11.
Miscellaneous
11.1 Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein. To the extent any provision of the Plan is determined by the Plan Administrator (acting in good faith), the Internal Revenue Service, the United States Department of the Treasury or a court of competent jurisdiction to fail to comply with Section 409A with respect to any Participant or Participants, such provision shall have no force or effect with respect to such Participant or Participants.
11.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part hereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment (except to the extent the Plan Sponsor may be required to garnish amounts from payments due under this Plan pursuant to applicable law) or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participants’ or any other persons’ bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise. If any Participant, Beneficiary or successor in interest is adjudicated bankrupt or purports to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber transfer, hypothecate, alienate or convey in advance of actual receipt, the amount, if any, payable hereunder, or any part thereof, the Plan Administrator, in its discretion, may cancel such distribution or payment (or any part thereof) to or for the benefit of such Participant, Beneficiary or successor in interest in such manner as the Plan Administrator shall direct.
11.3 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Plan Sponsor and the Participant. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Plan Sponsor as an employee or to interfere with the right of the Plan Sponsor to discipline or discharge the Participant at any time.
11.4 Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.
11.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the addressee’s last known address as shown on the records of the Plan Sponsor. The date of such mailing shall be deemed the date of notice consent or demand.  Any person may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.
11.6 Coordination with Other Benefits.  The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for Employees of the Plan Sponsor. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.
11.7 Compliance.  A Participant shall have no right to receive payment with respect to the Participant’s Account balance until all legal and contractual obligations of the Plan Sponsor relating to establishment of the Plan and the making of such payments shall have been complied with in full.
11.8 Successor Company.  The Plan will be continued after a sale of assets of the Plan Sponsor, or a merger or consolidation of the Plan Sponsor into another corporation or entity.
11.9 Section 409A Compliance. The Plan is intended to comply with the applicable requirements of Section 409A, and shall be administered in accordance with Section 409A to the extent Section 409A applies to the Plan.  Notwithstanding anything in the Plan to the contrary, distributions from the Plan may only be made in a manner, and upon an event, permitted by Section 409A.  If a payment is not made by the designated payment date under the Plan, the payment shall be made by December 31 of the calendar year in which the designated payment date occurs.  Each installment payment shall be treated as a separate payment for purposes of Section 409A.  To the extent that any provision of the Plan would cause a conflict with the applicable requirements of Section 409A, or would cause the administration of the Plan to fail to satisfy the applicable requirements of Section 409A, such provision shall be deemed null and void.  In no event shall a Participant, directly or indirectly, designate the calendar year of payment.  Notwithstanding anything in the Plan to the contrary, this Plan may be amended by the Plan Sponsor at any time, retroactively if required, to the extent required to conform the Plan to Section 409A.  No election made by a Participant hereunder, and no change made by a Participant to a previous election shall be accepted by the Plan Sponsor if the Plan Sponsor determines that acceptance of such election or change could violate any of the requirements of Section 409A, resulting in early taxation and penalties.
[Signature Page Follows]

IN WITNESS WHEREOF, the Plan Sponsor has signed this Plan document as of ____________________________, 20___.
ATTEST/WITNESS	For: Participant

(Signature)	(Signature)

(Print Name)	(Print Name)

(Title)

(Date)

ATTEST/WITNESS	For: The York Water Company

(Signature)	(Signature)

(Print Name)	(Print Name)

(Title)

(Date)

APPENDIX A
Employee	Monthly Enhancement Factor

PLAN ENROLLMENT KIT
for the
The York Water Company
Deferred Compensation Plan
Contents:
Participant Data
Participation Agreement
Plan Year Restatement Enrollment Form

PLEASE COMPLETE EACH FORM INCLUDED IN THIS KIT.  PLEASE PRINT IN INK.  UPON COMPLETION OF THIS PLAN ENROLLMENT KIT, PLEASE REVIEW TO ENSURE THAT EACH FORM IS COMPLETELY FILLED OUT AND THAT YOU HAVE SIGNED WHERE APPLICABLE.

RETURN ALL FORMS TO YOUR PLAN ADMINISTRATOR

The York Water Company
Deferred Compensation Plan
PARTICIPANT DATA

INSTRUCTIONS:  Please complete all information below.
(Please print)

Last Name	First Name	Middle Initial

Address	City	State	Zip Code

Date of Birth (mm/dd/yyyy)		Date of Hire (mm/dd/yyyy)

THE YORK WATER COMPANY “AMENDED AND RESTATED DEFERRED COMPENSATION PLAN”
PARTICIPATION AGREEMENT
(Please print)

Last Name	First Name	Middle Initial

The Plan Sponsor and the Plan Administrator designate the above named Eligible Employee as a Plan Participant. All capitalized terms used herein are defined in the The York Water Company Amended and Restated Deferred Compensation Plan.
In consideration of his or her designation as a Participant, the undersigned Eligible Employee hereby agrees and acknowledges as follows:
1.	I have received a copy of The York Water Company Amended and Restated Deferred Compensation Plan, as currently in effect.
2.	I agree to be bound by all of the terms and conditions of the Plan, including the determinations of the Plan Administrator, and to perform any and all acts required by me hereunder.
3.
I have the right to designate the Beneficiary or Beneficiaries, and thereafter to change the Beneficiary or Beneficiaries, of any death benefit payable under the Plan, by completing and delivering to the Plan Administrator a form designating his or her Beneficiary.

4.	I understand that the Plan may have to be amended to comply with Section 409A, and I hereby agree to execute any documents necessary to make such amendments.
5.
I understand that my participation in the Plan can have tax and financial consequences for my Beneficiaries and me. I have had the opportunity to consult with my own tax, financial and legal advisors before deciding to participate in the Plan.

6.	I understand that my Plan benefits are subject to the claims of my Plan Sponsor’s creditors should my Plan Sponsor become bankrupt or insolvent.
7.	I understand that the Plan Sponsor Contributions, Account Earnings, Tax Savings (if any) and Enhancement Factor shall vest based on Section 4.1 of the Plan.
8.
I understand that the Plan Agreement and any accompanying forms shall be interpreted in accordance with, and incorporate the terms and conditions required by Section 409A. I further understand that the Plan Administrator may, in its discretion, adopt such amendments to the Plan and any accompanying forms or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Plan Administrator determines are necessary or appropriate to comply with the requirements of Section 409A. Finally, I understand that the time or form of distributions that I may be allowed to elect (if any) may not be accelerated except as otherwise permitted by Section 409A.

AGREED AND ACCEPTED BY THE PARTICIPANT

Signature of Participant	Date
AGREED AND ACCEPTED BY THE PLAN SPONSOR

For the Plan Sponsor	Date
DB1/[~~62109487.3~~]62109487.47

The York Water Company Deferred Compensation Plan
ENROLLMENT FORM
(Please print)

Last Name	First Name	Middle Initial

SECTION I: DEFERRAL ELECTIONS
I hereby elect to defer my Base Salary as indicated below. I understand that this deferral election is subject to all of the applicable terms of the Plan, including the requirement that I may not change my election once made for the current Plan Year.  I further understand that I am obligated to continue this deduction for eight (8) years.  I further understand that I may elect to continue the deduction for up to an additional three (3) years immediately following the completion of the initial eight (8) years.  All capitalized terms used herein are defined in the The York Water Company Amended and Restated Deferred Compensation Plan, unless otherwise indicated by the context.
◻ I elect to defer Base Salary for the period indicate above.
Base Salary deferral: _______% (2.5% ______ OR 5.0% _X______)
I understand that the Company will contribute an amount equal to 2.5% of my base salary pursuant to section 3.2.

SECTION II: BENEFICIARY DESIGNATION
I designate the Beneficiary(ies) below to receive any benefits payable under this Plan on account of my death:
PRIMARY BENEFICIARY(IES): Name	Percentage of Benefits	Relationship to Participant	Social Security Number

CONTINGENT BENEFICIARY(IES) (Will receive indicated portions of my Vested Account balance if no primary Beneficiaries survive the Participant.)
Name	Percentage of Benefits	Relationship to Participant	Social Security Number

AGREED AND ACCEPTED BY THE PARTICIPANT

Signature of Participant	Date
AGREED AND ACCEPTED BY THE PLAN SPONSOR

For the Plan Sponsor	Date

Schedule 10.18

Name	Enhancement Factor
Joseph T. Hand	-
Vernon L. Bracey	-
Mark S. Snyder	-
Matthew E. Poff	-